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                                                                  Exhibit (c)(6)

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of Shield Acquisition Corp., a Texas corporation, Hagemeyer P.P.S. North America, Inc., a Delaware corporation, and Hagemeyer N.V., a company organized under the laws of the Netherlands, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Vallen Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 21st day of December, 1999.

                              HAGEMEYER P.P.S. NORTH AMERICA, INC.


                              By: ________________________________________
                                    David G. Gundling
                                    President and Chief Executive Officer


                              SHIELD ACQUISITION CORP.


                              By: ________________________________________
                                    David G. Gundling
                                    President and Chief Executive Officer



                              HAGEMEYER N.V.


                              By: ________________________________________
                                    I.H.H.J.M. Manders
                                    Corporate Secretary